Exhibit 99.1

Portland General Electric One World Trade Center 121 S.W. Salmon Street Portland, Oregon 97204 News Release

November 1, 2019

Media Contact:	Investor Contact:
Andrea Platt	Chris Liddle
Corporate Communications	Investor Relations
Phone: 503-464-7980	Phone: 503-464-7458

Portland General Electric announces third quarter 2019 results

•	Maintaining full-year 2019 earnings guidance of $2.35-$2.50 per share, expecting to be in the lower half of the range

•	Accelerating clean energy efforts with progress on Integrated Resource Plan and filing of Transportation Electrification plan

•	Increasing capital expenditures with a focus on transmission and distribution upgrades

PORTLAND, Ore. -- Portland General Electric Company (NYSE: POR) today reported net income of $55 million, or 61 cents per diluted share, for the third quarter of 2019. This compares with net income of $53 million, or 59 cents per diluted share, for the third quarter of 2018. PGE reaffirmed its 2019 earnings guidance range of $2.35 to $2.50 per diluted share and expects to be in the lower half of the range.

“Our financial performance this quarter was strong. In a summer with milder temperatures and unfavorable hydro conditions, we effectively managed our power supply and benefited from increased wind and thermal production,” said Maria Pope, PGE president and CEO. “I am pleased to announce that we’ve broken ground on our Integrated Operations Center and are continuing to invest in our hydro facilities and distribution assets for a smarter and more resilient grid.”

The increase in third quarter earnings was driven by favorable net variable power costs compared with the third quarter of 2018. Higher operating expenses were driven by wildfire mitigation, vegetation management and other miscellaneous items. A decrease in third quarter earnings was attributable to the absence of the Carty Generation Station cash settlement that occurred in 2018.
Company Updates
Integrated Resource Plan (IRP)
In July 2019, PGE filed with the Public Utility Commission of Oregon (OPUC) its 2019 IRP. As part of the OPUC’s public review process, PGE is preparing to respond to comments provided by OPUC staff, consumer advocates, environmental groups and other stakeholders. PGE will request approval from the OPUC to issue one or more RFPs to acquire capacity and renewable resources following a final order expected in the first quarter of 2020. PGE is considering submission of a benchmark resource for both RFPs and will communicate its decision to submit a benchmark before doing so.

Transportation Electrification Plan
In September 2019, PGE filed its Transportation Electrification plan with the OPUC. The plan describes market conditions, PGE’s current and planned activities, potential system impacts from transportation electrification, and relation to Oregon’s carbon reduction goals.  The plan is required and aimed at accelerating transportation electrification in Oregon.
Capital Updates
PGE increased its capital plan by $145 million for the period 2019-2023. The company is planning to invest in projects to improve the resiliency and safety of transmission and distribution assets, as well as improving infrastructure resiliency and advancing an integrated grid.
2019 earnings guidance

PGE is reaffirming its 2019 guidance of $2.35 to $2.50 per diluted share and expects to be in the lower half of this range. This guidance is based on the following assumptions:

•	Flat weather-adjusted retail deliveries

•	Normal hydro conditions for the remainder of the year based on the current hydro forecast

•	Wind generation based on five years of historical levels or forecast studies when historical data is not available

•	Normal thermal plant operations

•	Depreciation and amortization expense between $400 million and $420 million

•	Operating and maintenance costs between $600 million and $620 million

Third Quarter 2019 earnings call and webcast — November 1, 2019

PGE will host a conference call with financial analysts and investors on Friday, November 1, 2019, at 11 a.m. ET. The conference call will be webcast live on the PGE website at investors.portlandgeneral.com. A replay of the call will be available beginning at 2 p.m. ET on Friday, November 1, 2019, through 1 p.m. ET on Friday, November 8, 2019.

Maria Pope, president and CEO; Jim Lobdell, senior vice president of Finance, CFO, and treasurer; and Chris Liddle, director, Investor Relations and Treasury, will participate in the call. Management will respond to questions following formal comments.

The attached unaudited condensed consolidated statements of income and comprehensive income, condensed consolidated balance sheets and condensed consolidated statements of cash flows, as well as the supplemental operating statistics, are an integral part of this earnings release.

# # #

About Portland General Electric Company

Portland General Electric (NYSE: POR) is a fully integrated energy company based in Portland, Oregon, serving 892,000 customers in 51 cities. For 130 years, PGE has been delivering safe, affordable and reliable energy to Oregonians. Together with its customers, PGE has the No. 1 voluntary renewable energy program in the U.S. With approximately 3,000 employees across the state, PGE is committed to helping its customers and the communities it serves build a clean energy future. For more information, visit PortlandGeneral.com/CleanVision.

Safe Harbor Statement
Statements in this news release that relate to future plans, objectives, expectations, performance, events and the like may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include statements regarding earnings guidance; statements regarding future load, hydro conditions and operating and maintenance costs; statements concerning implementation of the company’s integrated resource plan; statements concerning future compliance with regulations limiting emissions from generation facilities and the costs to achieve such compliance; as well as other statements containing words such as “anticipates,” “believes,” “intends,” “estimates,” “promises,” “expects,” “should,” “conditioned upon,” and similar expressions. Investors are cautioned that any such forward-looking statements are subject to risks and uncertainties, including reductions in demand for electricity; the sale of excess energy during periods of low demand or low wholesale market prices; operational risks relating to the company’s generation facilities, including hydro conditions, wind conditions, disruption of fuel supply, and unscheduled plant outages, which may result in unanticipated operating, maintenance and repair costs, as well as replacement power costs; failure to complete capital projects on schedule or within budget, or the abandonment of capital projects, which could result in the company’s inability to recover project costs; the costs of compliance with environmental laws and regulations, including those that govern emissions from thermal power plants; changes in weather, hydroelectric and energy markets conditions, which could affect the availability and cost of purchased power and fuel; changes in capital market conditions, which could affect the availability and cost of capital and result in delay or cancellation of capital projects; the outcome of various legal and regulatory proceedings; general economic and financial market conditions; severe weather conditions, wildfires, and other natural phenomena and natural disasters that could result in operational disruptions, unanticipated restoration costs, or liability for third party property damage; and cyber security breaches of the company’s customer information system or operating systems, which may affect customer bills or other aspects of our operations. As a result, actual results may differ materially from those projected in the forward-looking statements. All forward-looking statements included in this news release are based on information available to the company on the date hereof and such statements speak only as of the date hereof. The company expressly disclaims any current intention to update publicly any forward-looking statement after the distribution of this release, whether as a result of new information, future events, changes in assumptions or otherwise. Prospective investors should also review the risks, assumptions and uncertainties listed in the company’s most recent annual report on form 10-K and in other documents that we file with the United States Securities and Exchange Commission, including management’s discussion and analysis of financial condition and results of operations and the risks described therein from time to time.

POR
Source: Portland General Company

PORTLAND GENERAL ELECTRIC COMPANY AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
AND COMPREHENSIVE INCOME
(Dollars in millions, except per share amounts)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Revenues:
Revenues, net	$538	$525	$1,570	$1,469
Alternative revenue programs, net of amortization	4	—	5	(2)
Total revenues	542	525	1,575	1,467
Operating expenses:
Purchased power and fuel	165	186	449	420
Generation, transmission and distribution	78	72	241	212
Administrative and other	74	49	223	188
Depreciation and amortization	103	96	305	281
Taxes other than income taxes	34	31	101	95
Total operating expenses	454	434	1,319	1,196
Income from operations	88	91	256	271
Interest expense, net	32	31	95	93
Other income:
Allowance for equity funds used during construction	2	2	7	8
Miscellaneous income, net	3	—	5	—
Other income, net	5	2	12	8
Income before income tax expense	61	62	173	186
Income tax expense	6	9	20	23
Net income	55	53	153	163
Other comprehensive income	—	—	2	—
Comprehensive income	$55	$53	$155	$163

Weighted-average common shares outstanding (in thousands):
Basic	89,372	89,239	89,346	89,205
Diluted	89,594	89,239	89,555	89,205

Earnings per share:
Basic	$0.61	$0.59	$1.71	$1.82
Diluted	$0.61	$0.59	$1.70	$1.82

PORTLAND GENERAL ELECTRIC COMPANY AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Dollars in millions)
(Unaudited)

	September 30, 2019	December 31, 2018
ASSETS
Current assets:
Cash and cash equivalents	$11	$119
Accounts receivable, net	161	193
Unbilled revenues	73	96
Inventories	91	84
Regulatory assets—current	26	61
Other current assets	54	90
Total current assets	416	643
Electric utility plant, net	7,014	6,887
Regulatory assets—noncurrent	483	401
Nuclear decommissioning trust	46	42
Non-qualified benefit plan trust	37	36
Other noncurrent assets	158	101
Total assets	$8,154	$8,110

	September 30, 2019	December 31, 2018
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$128	$168
Liabilities from price risk management activities—current	26	55
Short-term debt	—	—
Current portion of long-term debt	50	300
Current portion of finance lease obligation	17	—
Accrued expenses and other current liabilities	293	268
Total current liabilities	514	791
Long-term debt, net of current portion	2,328	2,178
Regulatory liabilities—noncurrent	1,380	1,355
Deferred income taxes	378	369
Unfunded status of pension and postretirement plans	307	307
Liabilities from price risk management activities—noncurrent	100	101
Asset retirement obligations	268	197
Non-qualified benefit plan liabilities	100	103
Finance lease obligations, net of current portion	136	—
Other noncurrent liabilities	79	203
Total liabilities	5,590	5,604
Commitments and contingencies
Shareholders’ Equity:
Preferred stock, no par value, 30,000,000 shares authorized; none issued and outstanding as of September 30, 2019 and December 31, 2018	—	—
Common stock, no par value, 160,000,000 shares authorized; 89,371,974 and 89,267,959 shares issued and outstanding as of September 30, 2019 and December 31, 2018, respectively	1,217	1,212
Accumulated other comprehensive loss	(7)	(7)
Retained earnings	1,354	1,301
Total shareholders’ equity	2,564	2,506
Total liabilities and shareholders’ equity	$8,154	$8,110

PORTLAND GENERAL ELECTRIC COMPANY AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions)
(Unaudited)

	Nine Months Ended September 30,
	2019	2018
Cash flows from operating activities:
Net income	$153	$163
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	305	281
Deferred income taxes	3	2
Pension and other postretirement benefits	16	19
Allowance for equity funds used during construction	(7)	(8)
Decoupling mechanism deferrals, net of amortization	(6)	2
(Amortization) Deferral of net benefits due to Tax Reform	(16)	37
Other non-cash income and expenses, net	38	8
Changes in working capital:
Decrease in accounts receivable and unbilled revenues	50	12
(Increase)/decrease in inventories	(7)	2
Decrease in margin deposits, net	4	6
(Decrease)/increase in accounts payable and accrued liabilities	(25)	17
Other working capital items, net	25	19
Other, net	(31)	(24)
Net cash provided by operating activities	502	536
Cash flows from investing activities:
Capital expenditures	(407)	(401)
Sales of Nuclear decommissioning trust securities	11	11
Purchases of Nuclear decommissioning trust securities	(8)	(9)
Proceeds from Carty settlement	—	120
Other, net	(2)	1
Net cash used in investing activities	(406)	(278)
Cash flows from financing activities:
Proceeds from issuance of long-term debt	200	—
Payments on long-term debt	(300)	—
Dividends paid	(99)	(93)
Other	(5)	(4)
Net cash used in financing activities	(204)	(97)
(Decrease) increase in cash and cash equivalents	(108)	161
Cash and cash equivalents, beginning of period	119	39
Cash and cash equivalents, end of period	$11	$200

Supplemental cash flow information is as follows:
Cash paid for interest, net of amounts capitalized	$73	$72
Cash paid for income taxes	21	20

PORTLAND GENERAL ELECTRIC COMPANY AND SUBSIDIARIES
SUPPLEMENTAL OPERATING STATISTICS
(Unaudited)

	Three Months Ended September 30,
	2019		2018
Revenues (dollars in millions):
Retail:
Residential	$218	40%	$224	43%
Commercial	167	31	171	32
Industrial	50	9	55	10
Direct access	13	2	9	2
Subtotal	448	82	459	87
Alternative revenue programs, net of amortization	4	1	—	—
Other accrued (deferred) revenues, net	4	1	(11)	(2)
Total retail revenues	456	84	448	85
Wholesale revenues	72	13	67	13
Other operating revenues	14	3	10	2
Total revenues	$542	100%	$525	100%

Energy deliveries (MWh in thousands):
Retail:
Residential	1,646	24%	1,712	27%
Commercial	1,738	26	1,837	28
Industrial	822	12	844	13
Subtotal	4,206	62	4,393	68
Direct access:
Commercial	195	3	170	2
Industrial	373	5	368	6
Subtotal	568	8	538	8
Total retail energy deliveries	4,774	70	4,931	76
Wholesale energy deliveries	2,015	30	1,529	24
Total energy deliveries	6,789	100%	6,460	100%

Average number of retail customers:
Residential	781,223	88%	773,514	88%
Commercial	109,589	12	110,028	12
Industrial	193	—	200	—
Direct access	632	—	604	—
Total	891,637	100%	884,346	100%

PORTLAND GENERAL ELECTRIC COMPANY AND SUBSIDIARIES
SUPPLEMENTAL OPERATING STATISTICS, continued
(Unaudited)

	Three Months Ended September 30,
	2019		2018
Sources of energy (MWhs in thousands):
Generation:
Thermal:
Natural gas	2,881	44%	2,777	45%
Coal	1,450	22	1,054	17
Total thermal	4,331	66	3,831	62
Hydro	261	4	258	4
Wind	598	9	475	8
Total generation	5,190	79	4,564	74
Purchased power:
Term	1,000	15	1,208	20
Hydro	241	4	325	5
Wind	100	2	85	1
Total purchased power	1,341	21	1,618	26
Total system load	6,531	100%	6,182	100%
Less: wholesale sales	(2,015)		(1,529)
Retail load requirement	4,516		4,653

The following table indicates the number of heating and cooling degree-days for the three months ended September 30, 2019 and 2018, along with 15-year averages based on weather data provided by the National Weather Service, as measured at Portland International Airport:

	Heating Degree-days			Cooling Degree-days
	2019	2018	Avg.	2019	2018	Avg.
July	3	2	6	176	289	179
August	—	6	6	216	238	190
September	80	61	63	70	48	71
Totals for the quarter	83	69	75	462	575	440
Increase/(decrease) from the 15-year average	11%	(8)%		5%	31%